Exhibit 17(e)

SCAN TO
VIEW MATERIALS & VOTE
APOLLO CREDIT MANAGEMENT, LLC.
9 WEST 57TH STREET NEW YORK, NY 10019
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/AFT2024SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V26088-TBD
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
APOLLO SENIOR FLOATING RATE FUND INC.
The Board of Directors recommends you vote FOR the following proposal:
For Against Abstain
1. To approve the merger of AFT Merger Sub, Inc., a Maryland corporation and a direct wholly-owned subsidiary of MFIC (“AFT Merger Sub”), with and into Apollo Senior Floating Rate Fund Inc., a Maryland corporation (“AFT”), with AFT continuing as the surviving company and as a direct wholly-owned subsidiary of MidCap Financial Investment Corporation, a Maryland corporation (“MFIC”), pursuant to the Agreement and Plan of Merger, dated as of November 7, 2023, by and among AFT, AFT Merger Sub, MFIC and, for the limited purposes set forth therein, Apollo Investment Management, L.P., a Delaware limited partnership and the investment adviser to MFIC, as more particularly described in the accompanying Proxy Statement.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.
V26089-TBD
Apollo Senior Floating Rate Fund Inc.
9 West 57th Street
New York, NY 10019
Special Meeting of Stockholders
Proxy Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Kristin Hester, Kenneth Seifert and Ryan Del Giudice, or any of them, as proxies for the undersigned, each with the power to appoint his or her substitute, and hereby authorizes each of them to attend the Special Meeting of Stockholders of Apollo Senior Floating Rate Fund Inc., a Maryland corporation (the “Fund”), to be held on the meeting date specified in the accompanying Proxy Statement (as it may be amended from time to time) and any advancement, adjournment or postponement thereof (the “Meeting”), to cast on behalf of the undersigned as directed on the reverse side all of the votes that the undersigned is entitled to cast at the Meeting as a stockholder of record as of the record date specified in the accompanying Proxy Statement (as it may be amended from time to time) and to otherwise represent the undersigned at the Meeting with all powers possessed by the undersigned as if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Meeting and the accompanying Proxy Statement, the terms of which are incorporated by reference herein, and revokes any proxy previously given with respect to the Meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposal 1 and in the discretion of the proxies with respect to any other matters that may properly come before the Meeting.
Please sign exactly as your name(s) appear(s) on the books of the Fund and date. Joint owners should both sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who must state his or her title.
Continued and to be signed on reverse side